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                                                                  EXHIBIT 10.32

                                 PROMISSORY NOTE

$104,887.00                                                       June 15, 1995


     FOR VALUE RECEIVED, the undersigned, separately and collectively, hereafter referred to as "Borrower," promises to pay in lawful money of the United States of America, to The Sumitomo Bank of California ("Lender") at its Sacramento Main Office or its order, the principal sum of One Hundred Four Thousand Eight Hundred Eighty-Seven Dollars ($104,887.00), or so much thereof as is disbursed, plus interest thereon from the date funds are actually disbursed until this Note is paid in full in accordance with the terms and conditions below.

DEFINITIONS:

     As used herein, capitalized terms shall have the following definitions:

     "Agreement" means the Modification Agreement between Lender and Borrower of even date herewith.

     "Business Day" means a day on which Lender's Sacramento Main Office is opened for business, excluding Saturdays.

     "Borrowing Date" means the initial date funds are actually disbursed under this Note.

     "Maturity" means January 15, 2000.

     "Prime Rate" means the per annum rate publicly announced by Lender from time to time at its head office in San Francisco as its Prime Rate. The Prime Rate is determined by Lender from time to time as a means of pricing credit extension to some customers and it is neither indirectly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Lender at any given time for any particular class of customers or credit extensions.

     All other capitalized terms used herein shall have the meanings set forth in the Agreement.

  1.  TERM. This Note shall be for a term through Maturity.

  2. INTEREST. Borrower agrees to pay interest on the outstanding principal amount of the Loan as follows:

      (a) From the Borrowing Date until Maturity, at a floating rate equal to the Prime Rate plus one and one-half percent (1.5%);

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      (b)  Interest shall be calculated on the basis of a 360-day period consisting of twelve 30-day months, and the term "per annum" means such 360-day period;

      (c) The interest rate shall be adjusted each month according to any change in the Prime Rate. Any change in the interest rate due to a change in the Prime Rate shall become effective without notice on the 15th day of each month based upon the Prime Rate in effect on that day.

  3.  PAYMENTS.

      (a) From the Borrowing Date, principal and interest shall be paid in equal monthly installments of Two Thousand Four Hundred Eighty-Eight Dollars and Fifty-Nine Cents ($2,488.59) commencing on July 15, 1995 and continuing on the 15th day of each successive month through December 15, 1999.

      (b) At Maturity on January 15, 2000, or when due because of the exercise of an option by Lender, the entire balance of principal and interest unpaid shall be due and payable.

      (c) Any installment, when paid, may be credited by Lender first to Lender's expenses assessed to Borrower under the Agreement, then to any late charge, then to interest and the remainder to principal or in any other sequence as Lender shall elect. Any failure of Lender to apply an installment to late charges, Lender's expenses, principal or interest shall not constitute a waiver of Lender's right to collect the same. If because of a change in the Prime Rate the payment of any installment of principal and interest is not sufficient for the payment of Lender's expenses, late charges, and interest then due, the Borrower shall pay to Lender on the payment date indicated above, any additional amount required for the full payment of Lender's expenses, late charge and interest.

  4. LATE CHARGE. If any payment of interest or principal is not paid within fifteen (15) days of when due, the Borrower shall pay a late charge for each unpaid amount equal to six percent (6%) of such unpaid amount.

  5. DEFAULT INTEREST. If this Note is not paid in full when due at maturity, or when due because of an option by Lender notwithstanding any provision of this Note, the undersigned agrees to pay interest on the outstanding principal and interest at an interest rate two percentage points (2.0%) above the interest rate described above.

  6. PREPAYMENT. Borrower may prepay all or any part of the outstanding principal balance of the Loan without penalty. Principal paid cannot be reborrowed.

  7. DEFAULT. Lender may, at its option, declare all outstanding sums of principal and interest under this Note immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, if the undersigned or any

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Guarantor or Endorser hereof:

      (a)  Fails to make any payment hereunder when due;

      (b)  Causes an Event of Default under the Agreement;

      (c) Becomes insolvent, fails in business, or makes a general assignment for the benefit of creditors, or files under any bankruptcy law, or any law for the benefit of creditors;

      (d) Permits or suffers the filing of an involuntary petition in Bankruptcy which remains undismissed for a period of 60 days;

      (e) Permits or suffers the appointment of a receiver or trustee for a substantial portion of its assets;

      (f) Permits or suffers any levy of attachment, execution, assessment for taxes or similar process; or

      (g) Breaches or defaults under any other obligation to Lender or under any of the agreements contained in the Deed of Trust securing this Note.

  8. COSTS OF COLLECTION. Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and expert witness fees, incurred with or without suit by Lender.

  9. CONFLICTING TERMS. This Note is governed by the terms of the Agreement. If there is any conflict between the terms of this Note and the Agreement, the terms of this Note shall prevail.

 10. NO WAIVER. No failure or delay on Lender's part in exercising any right hereunder shall operate as a waiver thereof or of any other right, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

 11. NOTE SECURED. This Note is secured by a Deed of Trust of even date herewith executed by Borrower, as Trustor, to Lender, as Beneficiary.

 12. DUE ON SALE. The Deed of Trust contains an acceleration clause reading substantially as follows:

      Upon default by trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, or in the event Trustor or any successor in interest to Trustor in the property sells, conveys, alienates, assigns or transfers said property, or any part thereof, or any interest therein, or becomes divested of Trustor's title or any interest therein in any manner or way, whether voluntary or

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 involuntary, Beneficiary shall have the right, at its option, to declare said Note or Notes or any other indebtedness or obligations secured hereby, irrespective of the maturity dates specified in any Note or written agreement evidencing the same, immediately due and payable without notice or demand, and no waiver of this right shall be effective unless in writing and signed by the Beneficiary.

BORROWER:

 /s/ William D. Reid
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 William D. Reid


 /s/ Johnye B. Reid
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 Johnye B. Reid